Exhibit (j)

CUSTODY AGREEMENT

CUSTODY AGREEMENT, dated as of October 3, 2018, among EP Income Company LLC (the “Eagle Point”), a Delaware corporation with its principal place of business at 20 Horseneck Lane, Greenwich, CT 06830, each of the entities listed on Schedule A hereto, if any, as Schedule A may be amended from time to time pursuant to the terms hereof, (each a “Subsidiary”, and together with Eagle Point, each is referred to herein separately as a “Company” and collectively as the “Companies”), and Wells Fargo Bank, National Association, custodian (the “Custodian”), a national banking association organized under the laws of the United States of America with a principal place of business at 9062 Old Annapolis Rd., Columbia, MD 21045.

WHEREAS, the Eagle Point is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end investment company;

WHEREAS, the Investment Adviser (as defined below) has been appointed by Eagle Point as investment adviser of the Companies with authority to direct the Custodian with respect to investments and, to the extent applicable, cash management;

WHEREAS, the Companies desire to retain Wells Fargo Bank, National Association to act as custodian for the Companies;

WHEREAS, the Companies desire that the Companies’ Securities (as defined below) and cash be held and administered by the Custodian pursuant to this Agreement in compliance with Section 17(f) of the 1940 Act; and

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the parties do hereby agree as follows:

Section 1.       DEFINITIONS. Whenever used in this Agreement, the following terms shall have the meanings specified, insofar as the context will allow.

(a)          Appropriate Instructions: Attached hereto as Exhibit A is a list those persons authorized by the Companies to deliver instructions hereunder (the “Authorized Signers”) which may include officers and employees of the Investment Adviser. The Custodian may rely on any instruction given by an Authorized Signer. The term Appropriate Instructions shall mean an authorization, instruction, approval, item or set of data, or information of any kind in original writing containing signatures, or a copy of such document transmitted by facsimile transmission, electronic mail or other electronic transmission of text (including electronic records attached thereto) given by any Authorized Signer. The parties hereto assume full responsibility for the security of electronically transmitted communications which they send. Any electronic mail or other electronic transmission of text will be deemed signed by the sender if the sender’s name or electronic address appears as part of, or is transmitted with, the electronic record. Any communication addressed and mailed shall be deemed to be given when received; and any communication sent by electronic transmission shall be deemed to be given when actually received; and any communication delivered in person shall be deemed to be given when actually received by a Responsible Officer of the Custodian or the Company, as applicable. Any electronically delivered instructions, including by email or facsimile, received from or on behalf of any Authorized Signer, or any email or facsimile received from another individual on behalf of the Companies in which any Authorized Signers are also identified as copied, shall constitute Appropriate Instructions. The Custodian shall not incur any liability to anyone resulting from actions taken in good faith reliance on such communication or document. Nor shall the Custodian incur any liability in executing Appropriate Instructions from any Authorized

Signer prior to receipt by the Custodian of notice of the revocation of such person or entity as an Authorized Signer.

(b)          Authorized Signer: The term Authorized Signer shall have the meaning set forth in Section 1(a) hereof.

(c)          Board: The term Board shall mean the Board of Directors of Eagle Point.

(d)          Book-Entry Account: The term Book-Entry Account shall mean an account maintained by a Federal Reserve Bank in which Book-Entry Securities are held.

(e)          Book-Entry Securities: The term Book-Entry Securities shall mean Securities issued by the United States Treasury and United States federal agencies and instrumentalities that are maintained in the book-entry system maintained by a Federal Reserve Bank.

(f)          Certificate: The term Certificate shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, which is actually received by a Responsible Officer of the Custodian and signed on behalf of a Company by any two Authorized Signers.

(g)          Certificated Security: The term Certificated Security shall have the meaning ascribed to such term in Section 8-102(4) of the UCC (as defined below).

(h)          Clearing Member: The term Clearing Member shall mean a registered broker-dealer that is a member of a national securities exchange qualified to act as a custodian for an investment company, or any broker-dealer reasonably believed by the Custodian to be such a clearing member.

(i)          Company Business Day: The term Company Business Day shall mean any day other than a Saturday, a Sunday or a day on which banking and savings and loan institutions in the State of New York, the State of Maryland or the city in which the principal offices of the Custodian are located are authorized or obligated by law or executive order to be closed.

(j)          Contract Rights: The term Contract Rights shall mean contractual rights owned by a Company to receive distributions from one or more counterparties, the terms of which are notified by the Company or its designated agent to the Custodian. A Contract Right may constitute a Security.

(k)          Custodian: The term Custodian shall mean the Custodian in its capacity as custodian under this Agreement.

(l)          Depository: The term Depository shall mean The Depository Trust Company (“DTC”), Participants Trust Company (“PTC”), and any other clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, its successor(s) and its nominee(s). The term “Depository” shall further mean and include any person authorized to act as a depository pursuant to Section 17, Rule 17f-4 or Rule 17f-5 under the 1940 Act, its successor(s) and its nominee(s), specifically identified in a certified copy of a resolution of the Board of Directors approving deposits therein by the Custodian.

(m)         Foreign Custodian: The term Foreign Custodian shall mean “eligible foreign custodian” as that term is defined in Rule 17f-5 under the 1940 Act.

(n)          Foreign Securities: The term Foreign Securities shall mean “Foreign Securities” as that term is defined in Rule 17f-5 under the 1940 Act.

(o)          Investment Adviser: The term Investment Adviser shall mean Eagle Point Income Management LLC, a Delaware limited liability company appointed by Eagle Point as investment adviser of the Companies with authority to direct the Custodian concerning investments and, to the extent applicable, cash management, which authority shall remain in force unless and until revoked by Eagle Point or a Company in writing to the Custodian, and any successor investment adviser appointed from time to time by Eagle Point or a Company.

(p)          Officers: The term Officers shall be deemed to include any Chief Executive Officer, Chief Operating Officer, President, Vice President, Secretary, Chief Financial Officer, Treasurer, any Assistant Secretary, any Assistant Treasurer or any other person or persons duly authorized by the Directors of Eagle Point to execute any Certificate, instruction, notice or other instrument on behalf of the Companies and listed in the Certificate attached hereto or such other Certificate as may be received by the Custodian from time to time.

(q)          Responsible Officer: means (i) with respect to the Custodian, any officer within the corporate trust office (or any successor group of the Custodian) of the Custodian set forth in Section 25 hereof (the “Corporate Trust Office”) including any vice president, assistant vice president or officer of the Custodian customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of such person’s knowledge of and familiarity with the particular subject and in each case having direct responsibility for the administration of this Agreement, and (ii) any Authorized Signer of the Companies or any other person designated as a “Responsible Officer” in writing by a Company from time to time.

(r)          Securities: The term Security or Securities shall mean bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities and investments from time to time owned by the Companies or a Subsidiary, as applicable.

(s)          Securities Depository: The term Securities Depository shall mean a system, domestic or foreign, for the central handling of securities in which all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the securities and shall include any system for the issuance of Book-Entry Securities.

(t)          Sub-Custodian: The term Sub-Custodian shall mean any person selected by the Custodian under Section 21 hereof and in accordance with the requirements of the 1940 Act to custody any or all of the Securities and cash of the Companies.

(u)          UCC: The term UCC shall mean the Uniform Commercial Code as in effect in the State of New York.

(v)         Uncertificated Security: The term Uncertificated Security shall mean a Security that is not represented by a physical certificate, other than such Security that is held in a Securities Depository.

Section 2.       APPOINTMENT

(a)          Appointment. The Companies hereby appoint the Custodian as custodian of the Securities and cash of the Companies (collectively, the “Assets”) from time to time delivered to the Custodian hereunder, and the Custodian hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement subject to and in accordance with the provisions hereof.

(b)           Segregation. The Assets shall be and remain the sole property of the applicable Company and the Custodian shall have only custody thereof. The Custodian shall hold and physically segregate for each account all Assets, including all Securities that are maintained pursuant to Section 6 in a Securities Depository or Book-Entry Account, from other securities and non-cash property in the possession of the Custodian, and all such Assets shall be marked so as to clearly identify them as property of the applicable Company. The Custodian shall collect (other than instituting enforcement actions) all income, principal and other distributions due and payable on the Assets. Notwithstanding anything herein to the contrary, under no circumstances shall the Custodian be obligated to bring legal action or institute proceedings against any person on behalf of the Companies.

(c)          Securities Custodian Accounts. There shall be, and hereby is, established by Eagle Point and each Company with the Custodian, a non-interest bearing trust account which will be separately identified for each of Eagle Point and each Company as the custody account (each such account is referred to herein as the “Custody Account”) and in which the Custodian shall hold all Assets (other than Uncertificated Securities and Contract Rights) delivered to the Custodian pursuant to this Agreement, and which shall be governed by and subject to this Agreement. On the date hereof, the Custodian has established each Custody Account as set forth on Schedule B hereto. In addition, on and after the date hereof, the Custodian may establish any number of subaccounts to any Custody Account as deemed necessary or appropriate by the Custodian and Eagle Point or the Companies in administering each Custody Account (each such subaccount, a “Subaccount” and collectively with the Custody Accounts, the “Accounts”).

The Custodian shall not be required to credit or deposit Uncertificated Securities and Contract Rights in the Accounts but shall instead maintain a record (in book-entry form or in such other form as it shall deem necessary or desirable) of such Uncertificated Securities and Contract Rights owned by the Company containing such information as a Company and the Custodian may reasonably agree, provided that the Company shall have furnished to the Custodian such documents evidencing the Company’s investment in each such Uncertificated Security or rights under each such Contract Right, together with a description of the material terms of any such Uncertificated Security or Contract Right as requested by the Custodian (collectively, such documents and information are referred to herein as the “Investment Documents”). The Custodian’s sole duties as it relates to such Uncertificated Securities and Contract Rights of the Company shall be to (i) maintain a record of such Uncertificated Securities and Contract Rights (based on the information provided to the Custodian pursuant to the preceding sentence) (the “Recordkeeping Duties”) and (ii) to retain and hold the Investment Documents in respect of each Uncertificated Security and Contract Right held by a Company as a document custodian (the “Document Custody Duties”) and in a manner consistent with the manner in which the Custodian holds all other Assets of the Company pursuant to Section 2(b).

Assets or proceeds thereof shall be withdrawn from and credited to the Accounts only upon Authorized Instructions pursuant to the terms hereof.

All Assets to be delivered in physical form to the Custodian shall be delivered to the address set forth in Section 25 hereof and all assets to be delivered in book-entry form to the Custodian shall be delivered in accordance with delivery instructions separately provided by the Custodian. The Custodian shall not be responsible for any other assets of the Companies held or received by the Companies or others or any assets not delivered or furnished to the Custodian as set forth herein and accepted by the Custodian as hereinafter provided.

Section 3.      DELIVERY OF EVIDENCE OF AUTHORITY

The Companies and/or the Investment Adviser may from time to time deliver to the Custodian a certificate revising Exhibit A and the Authorized Signers who may give Appropriate Instructions, and the Custodian shall be fully protected in acting in reliance thereon, until the Custodian receives a certificate amending Exhibit A to add or delete any Authorized Signer who may give Appropriate Instructions.

Section 4.      APPROPRIATE INSTRUCTIONS

For all purposes under this Agreement, the Custodian is authorized to act upon receipt of the Appropriate Instructions, which it in good faith believes to be genuine and delivered by an Authorized Signer.

Section 5.      DEPOSIT OF ASSETS

(a)         The Companies shall initially furnish, transfer and credit or deposit, or cause to be furnished, transferred and credited or deposited, with the Custodian all Assets owned by the Companies for which the Companies wish the Custodian to have custody, as contemplated by this Agreement, provided that the Custodian shall have the right, in its reasonable discretion, to refuse, upon providing written notice to the Companies, to accept any Securities or other property that are not in proper form for credit or deposit or recordkeeping, or for any other reason. Such transfer and credit or deposit shall be evidenced by Appropriate Instructions to receive such Assets. The Companies may cause additional Assets, including dividends or interest collected on Assets, as the same are acquired from time to time by the Companies, to be delivered to the Custodian pursuant to the terms hereof. The Companies may cause to be credited or deposited with the Custodian from time to time (i) the net proceeds of Assets sold, and (ii) Assets consisting of cash as may be acquired by the Companies.

(b)         The Custodian shall not be responsible for any Assets not furnished or delivered to Custodian as set forth herein and accepted by the Custodian as hereinafter provided. The Custodian shall have no obligation to accept or hold any security or other asset pursuant to the terms of this agreement to the extent it reasonably determines that such security or asset does not fall within the definition of “Asset” or holding such security or asset would violate any law, rule, regulation or internal policy applicable to the Custodian.

(i)          A Security other than an Uncertificated Security shall be deemed to be “delivered” to the Custodian when the Companies deliver such Security in the following manner: (a) if such Security is a Certificated Security or an instrument (other than a Security held in a Securities Depository), then in physical certificated form in the name of the Companies or its nominee, (b) if such Security is held in a Securities Depository, then delivery of confirmation that such Security is held in the Securities Depository or (c) in such other good delivery form that may be agreed to by the Custodian from time to time.

(ii)         A Security that is an Uncertificated Security or that is otherwise not evidenced by a “security” or “instrument” as defined in Section 8-102 and Section 9-102(a)(47) of the UCC respectively, will be deemed to be “delivered” to the Custodian when a Company furnishes or cause to be furnished to the Custodian the Investment Documents. The Custodian’s sole duties with respect to such Uncertificated Securities shall be limited to the Recordkeeping Duties and Document Custody Duties.

Nothing herein shall require the Custodian to credit to the Securities Account or to treat as a financial asset (within the meaning of Section 8-102(a)(9) of the UCC) any Uncertificated Security or other asset in the nature of a general intangible (as defined in Section 9-102(a)(42) of the UCC) or to “maintain” a sufficient quantity thereof.

(iii)        On or prior to the date of delivery of any Investment Document to the Custodian with respect to any Uncertificated Security or Contract Rights owned by the Company, the Company shall deliver to the Custodian a checklist (the “Document Checklist”) which shall list each of the Documents being delivered to the Custodian and such other information as the Custodian may reasonably request from time to time. The Custodian shall take and retain custody of the Investment Documents delivered in accordance with the terms and conditions of this Agreement. Within five (5) Business Days of its receipt of any Investment Documents and the Document Checklist, the Custodian shall review the Investment Documents delivered to it and confirm in writing that all Documents required to be delivered pursuant to the Document Checklist have been delivered and are in the possession of the Custodian. In the event any of the Investment Documents identified on the Document Checklist are not delivered to the Custodian, the Custodian shall notify the Company. In order to facilitate the foregoing review by the Custodian, in connection with each delivery of Investment Documents hereunder to the Custodian, the Company shall provide to the Custodian an electronic file (in EXCEL or a comparable format acceptable to the Custodian) of the related Document Checklist that contains a list of all required Documents. For the avoidance of doubt, other than the foregoing, the Custodian shall not have any responsibility for reviewing any Investment Documents.

(iv)        The Custodian may assume the genuineness of any Investment Document it may receive and the genuineness and due authority of any signatures appearing thereon, and the Custodian shall be entitled to assume that each such Investment Document it may receive is what it purports to be.

(v)         If an original “security” or “instrument” as defined in Section 8-102 and Section 9-102(a)(47) of the UCC, respectively, is or shall be or becomes available with respect to any Uncertificated Security for which Investment Documents have been furnished to the Custodian under this Agreement, it shall be the sole responsibility of the Company to make or cause delivery thereof to the Custodian, and the Custodian shall not be under any obligation at any time to determine whether any such original security or instrument has been or is required to be issued or made available in respect of any Security or to compel or cause delivery thereof to the Custodian.

Section 6.      DEPOSIT OF ASSETS WITH THIRD PARTIES

Unless otherwise held in the Account, the Companies hereby authorize the Custodian to deposit Assets as follows, provided that, in depositing Assets as described below the Custodian shall have exercised due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary with respect to such Assets:

(a)         With another bank licensed and regularly examined by the United States or any state thereof as a Company shall permit by Appropriate Instructions, including any third-party custodian designated by the Company for purposes of settling tri-party repurchase agreements.

(b)         In the Custodian or Sub-Custodian’s account(s) with any Securities Depository.

(c)         Book-Entry Securities belonging to the Companies or a Subsidiary in a Book-Entry Account maintained for the Custodian.

So long as any deposit referred to in (b) or (c) above is maintained for a Company, the Custodian shall send to the applicable Company such reports of the systems of internal accounting control of the Custodian and its agents through which Securities are deposited as are available and as the Company may reasonably request from time to time.

Section 7.       REGISTRATION OF SECURITIES

The Securities held by the Custodian, other than Securities payable to bearer, Securities maintained in a Securities Depository or Book-Entry Account pursuant to Section 6 hereof or Uncertificated Securities, shall be registered in the name of the Custodian or in the name of its nominee for the account of the applicable Company, or if directed by Appropriate Instructions, in the name of the applicable Company or its nominee. Any such nominee of the Custodian shall be under the Custodian’s exclusive control and shall be identified to the Companies. In the event that any Securities are registered in the name of the applicable Company or its nominee, the applicable Company on its own behalf will endorse, or cause to be endorsed, to the Custodian dividend and interest checks, or will issue appropriate orders to the issuers of the Securities to pay dividends and interest to the Custodian. Securities, excepting bearer securities, delivered from time to time to the Custodian shall, in all cases, be in due form for transfer, or registered as above provided.

Section 8.       DISBURSEMENTS OF CASH

The Custodian is hereby authorized and directed to disburse cash to or from a Company from time to time only as follows:

(a)          For the purchase of Assets constituting Securities by any Company, upon receipt by the Custodian of (i) Appropriate Instructions specifying the Securities and stating the purchase price and the name of the broker, investment banker or other party to or upon whose order the purchase price is to be paid, such Appropriate Instructions to be received by the Custodian in accordance with the parties’ mutually agreed upon instruction deadline schedule, and (ii) either the Securities so purchased, in due form for transfer or already registered as provided in Section 7, or notification by a Securities Depository or a Federal Reserve Bank that the Securities have been credited to the Custodian’s account with the Securities Depository or Federal Reserve Bank.

(b)          For transferring funds, including mark-to-the-market payments, in connection with a repurchase agreement covering Securities that are to be delivered to a third party custodian as provided in Section 6 (a), upon receipt by the Custodian of Appropriate Instructions.

(c)          For exercising warrants and rights received upon the Securities, upon timely receipt of Appropriate Instructions authorizing the exercise of such warrants and rights and stating the consideration to be paid.

(d)          For repaying, in whole or in part, any loan of any applicable Company, or returning cash collateral for Securities loaned by any applicable Company, upon receipt of Appropriate Instructions directing payment and stating the Securities, if any, to be received against payment.

(e)          For transferring funds to any Sub-Custodian.

(f)          To advance or pay out accrued interest on bonds purchased, dividends on stocks sold and similar items, upon receipt of Appropriate Instructions.

(g)          To pay proper compensation and expenses of the Custodian, except as set forth herein, upon receipt of Appropriate Instructions.

(h)          To pay, or provide the Companies with money to pay, taxes, upon receipt of Appropriate Instructions.

(i)          To transfer funds to a separate checking account or demand deposit accounts maintained by any applicable Company upon receipt of Appropriate Instructions.

(j)          For any other purpose directed by the applicable Company, but only upon receipt of Appropriate Instructions specifying the amount of the payment, and naming the person or persons to whom such payment is to be made.

Section 9.       DELIVERY OF SECURITIES

The Custodian is hereby authorized and directed to deliver Securities of a Company from time to time only as follows:

(a)          For completing sales of Securities sold by any applicable Company, upon receipt of (i) Appropriate Instructions specifying the Securities sold, the amount to be received and the broker, investment banker or other party to or upon whose order the Securities are to be delivered, such Appropriate Instructions to be received by the Custodian in accordance with the Schedule of Deadlines, and (ii) against payment of the net proceeds of sale in the amount specified in the Appropriate Instructions in accordance with the then current securities industry practices and in form satisfactory to the Custodian; provided, however, that the Custodian may accept payment in connection with the sale of Book-Entry Securities and Securities on deposit with a Securities Depository by means of a credit in the appropriate amount to the account described in Section 6(b) or (c) above. For exchanging Securities for other Securities (and cash, if applicable), upon timely receipt of (i) Appropriate Instructions stating the Securities to be exchanged, cash to be received and the manner in which the exchange is to be made and (ii) the other Securities (and cash, if applicable) as specified in the Appropriate Instructions.

(b)          For exchanging or converting Securities pursuant to their terms or pursuant to any plan of conversion, consolidation, recapitalization, reorganization, re-adjustment or otherwise, upon timely receipt of (i) Appropriate Instructions authorizing such exchange or conversion and stating the manner in which such exchange or conversion is to be made and (ii) the Securities, certificates of deposit, interim receipts, and/or cash to be received as specified in the Appropriate Instructions.

(c)          For presenting for payment Securities that have matured or have been called for redemption upon timely receipt of Appropriate Instructions authorizing such action;

(d)          Subject to the limitations set forth in Section 11 hereof, for depositing with the lender Securities to be held as collateral for a loan to any applicable Company or depositing with a borrower Securities to be loaned by any applicable Company, upon receipt of Appropriate Instructions directing delivery to the lender or borrower and suitable collateral or, if Securities are loaned, pursuant to the terms of a separate securities lending agreement.

(e)          For complying with a repurchase agreement, upon receipt of (i) Appropriate Instructions stating the securities to be delivered and the payment to be received and (ii) payment.

(f)          For depositing with a depository agent in connection with a tender or other similar offer to purchase Securities of any applicable Company upon receipt of Appropriate Instructions.

(g)          For depositing Securities with the issuer thereof, or its agents, for the purpose of transferring such Securities into the name of any applicable Company, the Custodian or any nominee of either in accordance with Section 7, upon receipt of Appropriate Instructions.

(h)          For other proper purposes; provided that the Custodian shall receive Appropriate Instructions requesting such delivery.

(i)          Notwithstanding the foregoing, the Custodian may, without Appropriate Instructions, surrender and exchange Securities for other Securities in connection with any reorganization, recapitalization, or similar transaction in which the owner of the Securities is not given an option; provided, however, that the Custodian has no responsibility to effect any such exchange unless a Responsible Officer has received actual notice of the event permitting or requiring such exchange. To facilitate any such exchange, the Custodian is authorized to surrender against payment maturing obligations and obligations called for redemption and to effectuate the exchange in accordance with customary practices and procedures established in the market for exchanges.

Section 10.     [Reserved]

Section 11.     BORROWINGS AND USE OF SECURITIES AS COLLATERAL

If any applicable Company borrows money or engages in certain transactions and uses Securities as collateral, the applicable Company shall deliver to the Custodian Appropriate Instructions stating the Securities to be delivered as collateral, and Custodian shall deliver such Securities on the date specified in such Appropriate Instructions.

The Custodian shall deliver, from time to time, any Securities required as additional collateral for any transaction described in this Section, upon receipt of Appropriate Instructions. The Companies shall cause all Securities released from collateral status to be returned directly to the Custodian.

To effect such delivery in compliance with Section 17(f) of the 1940 Act, and for such other purposes as may be set forth in Appropriate Instructions, upon receipt of Appropriate Instructions, the Custodian shall establish and maintain on its books one or more additional segregated account or accounts (each such account, an “Additional Controlled Account”) for and on behalf of any applicable Company (subject to entry by the Custodian, any applicable Company and any applicable lender counterparty of one or more agreements (each such agreement, a “Controlled Account Agreement”) governing the terms of each Additional Controlled Account and agreement by any applicable Company of any additional applicable fees payable to the Custodian in connection with the opening and operation of such Additional Controlled Account), into which Additional Controlled Account may be transferred assets of the applicable Company, including Securities maintained by the Custodian in a Securities Depository, as directed pursuant to Appropriate Instructions, and the Custodian and any applicable Company may enter into the applicable Controlled Account Agreement with the lender or counterparty (as applicable) in connection therewith. The Custodian shall not be responsible for the determination of the type or amount of Assets to be held in any Additional Controlled Account referred to in this paragraph.

Section 12.     INDEBTEDNESS TO CUSTODIAN

The Companies hereby agree that the Custodian shall have a continuing lien and security interest, to the extent of any overdraft or indebtedness, including any amounts owed to the Custodian hereunder, in any property then held by the Custodian or its agents for the benefit of the Companies, or in which the Companies may have an interest.

Section 13.     [RESERVED]

Section 14.     [RESERVED]

Section 15.     EXERCISE OF POWERS WITH RESPECT TO SECURITIES

The Custodian shall, reasonably promptly following receipt by the Custodian, furnish to the Companies all proxies or other appropriate authorizations with respect to Securities registered in the name of the Custodian or its nominee, so that the Companies or its designee may vote, consent or otherwise act, and the Custodian shall take such actions as may be directed by the Companies pursuant to Appropriate Instructions. The Companies or such persons as it may designate shall have the right to vote, consent or otherwise act with respect to such Securities in accordance with such Appropriate Instructions. Absent such Appropriate Instructions, the Custodian assumes no duty, obligation or responsibility whatsoever to exercise any voting or consent powers with respect to the Securities held by it from time to time hereunder.

Section 16.     COMPENSATION

The Companies agree, jointly and severally, to pay to the Custodian compensation for its services as set forth in a separate Fee Agreement, or as shall be set forth in written amendments to such separate Fee Agreement approved by Eagle Point and the Custodian from time to time. Except as otherwise noted, this fee covers account acceptance, set up and termination expenses, plus usual and customary related administrative services such as safekeeping, investment, collection and distribution of assets, including normal record-keeping/reporting requirements and any other services provided for herein. Any additional services beyond those specified in this Agreement, or activities requiring excessive administrator time or out-of-pocket expenses, shall be performed only after reasonable prior notice is given to the Custodian by the Companies and shall be deemed extraordinary expenses for which related costs, transaction charges and additional fees shall be billed at the Custodian's standard charges for such items. The Companies agree, jointly and severally, to pay or reimburse the Custodian upon request for all out-of-pocket costs and expenses (including without limitation reasonable fees and expenses of legal counsel) incurred, and any disbursements and advances made, in connection with the preparation, negotiation or execution of this Agreement, or in connection with or pursuant to consummation of the transactions contemplated hereby, or the administration of this Agreement or performance by the Custodian of its duties and services under this Agreement.

Section 17.     CORPORATE ACTIVITY

Reasonably promptly following receipt by the Custodian, the Custodian shall forward to the Companies all notices of shareholder meetings, proxy statements, annual reports, conversion notices, call notices, information concerning redemption rights that are exercisable at the Companies’ option, tender or exchange offers, or other notices or written materials of any kind (excluding share certificates and dividend, principal and interest payments) sent to the Custodian as registered owner of Securities.

The Companies shall instruct the Custodian in writing with regard to (a) the exercise of any rights or remedies with respect to the Assets, including, without limitation, waivers and voting rights, and (b) taking any other action in connection with the Assets, including, without limitation, any purchase, sale, conversion, redemption, exchange, retention or other transaction relating to the Assets. In the absence of any instructions provided to the Custodian by the Companies, the Custodian shall have no obligation to take any action with respect to the Assets. Notwithstanding anything herein to the contrary, under no circumstances shall the Custodian be obligated to bring legal action or institute proceedings against any person on behalf of the Companies.

The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Directors of the Companies to keep the books of account of the Companies.

Section 18.     RECORDS; REPORTING

(a)          The Custodian shall create and maintain complete and accurate records relating to its activities under this Agreement with respect to the Assets held for the Companies under this Agreement. The Custodian acknowledges and agrees that all books and records maintained for the Companies in any capacity under this Agreement are the property of the Companies and may be inspected by the Companies, its duly authorized agents or any authorized regulatory agency at any reasonable time. Upon request all such books and records will be surrendered reasonably promptly to the Companies. The Custodian agrees to make available to the Companies upon request any records related to services provided under this Agreement. In addition, on or after the date hereof, the Custodian shall keep such other books and records of a Company as the Company shall reasonably request that may be required by the 1940 Act.

(b)          The Custodian shall render to the Companies such customary and special monthly and daily reports as the Custodian and a Company may agree from time to time. In addition, the Custodian shall provide the Company with such reports as the Company may reasonably request from time to time on the internal controls and procedures for safeguarding Securities employed by the Custodian, including the Custodian’s SOC 1 report.

Section 19.     LIABILITY

The Custodian shall be obligated only for the performance of such duties as are specifically set forth in this Agreement and the Custodian shall satisfy those duties expressly set forth herein so long as it acts in good faith and without gross negligence or willful misconduct. The Custodian may rely and shall be protected in acting or refraining from acting on any written notice, request, waiver, consent or instrument believed in good faith by it to be genuine and to have been signed or presented by the proper party or parties. The Custodian shall have no duty to determine or inquire into the happening or occurrence of any event or contingency, and it is agreed that it has no duty to exercise any discretion hereunder. The Custodian may consult with and obtain advice from legal counsel with respect to any question as to any provision hereof or its duties hereunder and shall not be liable for action taken or omitted by it in good faith and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon.

The Custodian shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized hereby, except for actions arising from the gross negligence, willful misconduct or bad faith of the Custodian. Except as set forth in Section 25(e), the Custodian shall have no liability for loss arising from any cause beyond its control, including, but not limited to, the act, failure or neglect of any agent or correspondent selected with due care by the Custodian, any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator; or the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers.

Notwithstanding anything in this Agreement to the contrary, in no event shall the Custodian be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits).

Without limiting the generality of the foregoing, the Custodian shall not be subject to any fiduciary or other implied duties and the Custodian shall have no investment or management responsibility and, accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice to the parties hereto. It is the intention of the parties hereto that the Custodian shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder unless it shall be furnished with indemnifications acceptable to it. The Custodian may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or, by or through agents or attorneys, and the Custodian shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed and maintained hereunder with due care by the Custodian and appointed with the Companies’ prior written consent.

The Custodian is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of this Agreement or any part hereof (except with respect to the Custodian’s obligations hereunder) or for the transaction or transactions requiring or underlying the execution of this Agreement, the form or execution hereof or for the identity or authority of any person executing this Agreement or any part hereof (except with respect to the Custodian) or depositing the Assets. The Custodian shall not be deemed to have notice or knowledge of any matter hereunder unless written notice thereof is received by the Custodian. It is expressly acknowledged by the Companies that application and performance by the Custodian of its various duties hereunder may be based upon, and in reliance upon, data, information and notice provided to it by the Companies and/or any related bank agent, obligor or similar party with respect to the Assets, and the Custodian shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate).

The Custodian shall not be liable for the actions or omissions of, or any inaccuracies in the records of, the Companies or any clearing agency or depository or any other person and without limiting the foregoing, the Custodian shall not be under any obligation to monitor, evaluate or verify compliance by the Companies or any other person with any agreement or applicable law. The Custodian shall not be liable or responsible for or on account of any act or omission of any broker or other agent designated by the Companies to purchase or sell securities for the account of the Companies. The Custodian shall not be responsible for loss occasioned by the acts, neglects, defaults or insolvency of any broker, bank, trust company or other person with whom the Custodian may deal in the absence of bad faith, gross negligence or willful misconduct on the part of the Custodian.

For the avoidance of doubt and notwithstanding anything herein to the contrary, the Companies agree that the Custodian obligations to furnish reports shall be limited to those duties set forth herein, or as otherwise agreed to by the Companies and the Custodian and the Custodian shall not have nor shall be implied to have any other duties with respect to furnishing reports of the Companies. The Custodian shall only be obligated to furnish information to the Companies or to any third party to the extent directed by the Companies pursuant to Appropriate Instructions as set forth in this Agreement and agreed to by the Custodian, or as the Companies and Custodian may otherwise agree.

The Companies agree, jointly and severally, to indemnify, defend and hold the Custodian, its officers, directors, employees and agents (collectively, “Indemnified Persons”) harmless from and against any and all losses, claims, damages, demands, expenses, costs, causes of action, judgments or liabilities that may be incurred by any Indemnified Person arising directly or indirectly out of or in connection with this Agreement, including the reasonable legal costs and expenses as such expenses are incurred (including, without limitation, the expenses of any experts, counsel or agents) of investigating, preparing for or defending itself against any action, claim or liability in connection with its performance hereunder or thereunder. The Companies also hereby agree, jointly and severally, to hold the Custodian harmless from any liability or loss resulting from any taxes or other governmental charges, and any expense related thereto, which may be imposed, or assessed with respect to any Assets in the Account and also agrees to hold the Custodian and its respective nominees harmless from any liability as record holder of Assets in the Account. The Companies may remit payment for expenses and indemnities owed to the Custodian hereunder or, in the absence thereof, the Custodian may from time to time deduct payment of such amounts from the Account. In no event, however, shall the Companies be obligated to indemnify any Indemnified Person and hold any Indemnified Person harmless if a court of competent jurisdiction determines, on a judgment not subject to appeal, that such losses, claims, damages, demands, expenses, costs, causes of action, judgments or liabilities were incurred by any Indemnified Person as a result of its own bad faith, willful misconduct or gross negligence. The provisions of this section shall survive the termination of this Agreement.

The Companies hereby grant to the Custodian a lien on all Assets to secure the payment of any amounts that may be owing to the Custodian hereunder, which lien may be enforced by the Custodian by set-off or appropriate foreclosure proceedings only where (a) the Custodian has provided each Company with at least ten (10) days’ prior written notice of its intent to commence such proceedings, and (b) no Company has cured any failure giving rise to such proceedings. The Companies hereby consent to and authorize such action by the Custodian, and the Custodian shall have no liability for any action taken pursuant to this authorization.

Section 20.     TAXES

For the avoidance of doubt, each respective Account (including income, if any, earned on the investments of funds in such account) will be owned by the applicable Company (as applicable), for federal income tax purposes. Each Company is required to provide to the Custodian (i) an IRS Form W-9 or appropriate IRS Form W-8 no later than the Closing Date, and (ii) any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation at such time or times required by applicable law or upon the reasonable request of the Custodian as may be necessary (i) to reduce or eliminate the imposition of U.S. withholding taxes and (ii) to permit Custodian to fulfill its tax reporting obligations under applicable law with respect to the Account or any amounts paid to the Companies. If any IRS form or other documentation previously delivered becomes obsolete or inaccurate in any respect, each Company shall timely provide to the Custodian accurately updated and complete versions of such IRS forms or other documentation. Wells Fargo Bank, National Association, both in its individual capacity and in its capacity as Custodian, shall have no liability to the Companies or any other person in connection with any tax withholding amounts paid or withheld from the Account pursuant to applicable law arising from the Companies failure to timely provide an accurate, correct and complete IRS Form W-9, an appropriate IRS Form W-8 or such other documentation contemplated under this paragraph. For the avoidance of doubt, no funds shall be invested with respect to such Account absent the Custodian having first received (i) the requisite Appropriate Instructions, and (ii) the IRS forms and other documentation required by this paragraph.

The Custodian shall not be liable for any taxes, assessments or governmental charges that may be levied or assessed upon the Securities held by it hereunder, or upon the income therefrom. Upon Appropriate Instruction, the Custodian may pay any such tax, assessment or charge and reimburse itself out of the monies of the Companies or the Securities held hereunder. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with the receipt of income or other payments with respect to the Securities of the Companies held by it and in connection with transfers of such Securities.

Section 21.     FOREIGN SECURITIES

The Custodian shall be authorized, but not required, to provide services as an eligible foreign custodian and act as a foreign custody manager, as those terms are defined in Rule 17f-5 under the 1940 Act, as amended. The Custodian shall not maintain assets of the Companies with a foreign custodian or a foreign securities depository unless approved by the Board and shall not be responsible for acting as a foreign custody manager unless and until the Custodian accepts such delegation of responsibility pursuant to a separate Delegation Agreement or Foreign Custody Manager Agreement approved by the Board that describes the Custodian’s duties as a foreign custody manager and identifies the Companies for which the Custodian will so act.

Section 22.     SUB-CUSTODIANS

The Custodian may from time to time appoint one or more Sub-Custodians, provided that, such Sub-Custodians possess the qualifications necessary to satisfy the requirements of Section 17(f) of the 1940 Act. The Custodian’s responsibility with respect to any Securities or cash held by a Sub-Custodian (other than an affiliate of the Custodian) is limited to the failure on the part of the Custodian to exercise reasonable care in the selection or retention of such Sub-Custodian in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. The Custodian shall notify the Companies of any such Sub-Custodian retained by the Custodian in respect of any Securities or other Assets of the Companies. If instructed by a Company to do so, the Custodian shall appoint a different Sub-Custodian in respect of the Securities and other Assets of such Company. With respect to any Losses incurred by the Companies as a result of the acts or the failure to act by any Sub-Custodian (other than an affiliate of the Custodian), the Custodian shall take appropriate action to recover such Losses from such Sub-Custodian; and the Custodian’s sole responsibility and liability to a Company shall be limited to amounts so received from such Sub-Custodian (exclusive of costs and expenses incurred by the Custodian).

Section 23.     EFFECTIVENESS, DURATION AND TERMINATION

This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original, and shall become effective on the date hereof. This Agreement shall remain in effect until terminated as hereinafter provided.

The Custodian may at any time resign hereunder by giving written notice of its resignation to the Companies at least ninety (90) days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation, the Assets hereunder shall be delivered by it to such person as may be designated in writing by the Companies (a “successor custodian”), whereupon all the Custodian’s obligations hereunder shall cease and terminate.

The Companies may remove the Custodian at any time by giving the Custodian at least sixty (60) days’ prior written notice. The Companies may at any time immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. Promptly following receipt of written notice from the Companies of the appointment of a successor custodian and receipt of Appropriate Instructions, the Custodian shall deliver all Assets hereunder to the successor custodian.

If no such successor custodian shall have been designated by such date, the Custodian shall keep safely all Assets then held by it and deliver the same to a person designated by the Companies or in accordance with the direction of a final order or judgment of a court of competent jurisdiction.

In any such case, upon request of the Companies and the successor custodian and upon payment of the Custodian’s reasonable charges and disbursements, the Custodian shall: (i) execute and deliver to the successor custodian an instrument approved by the successor custodian’s counsel transferring to the successor custodian all the rights, duties and obligations of the Custodian, (ii) transfer to the successor custodian the originals or copies of all books and records maintained by the Custodian hereunder and (iii) cooperate with, and provide reasonable assistance to, the successor custodian in the establishment of the books and records necessary to carry out the successor custodian’s responsibilities hereunder. Upon delivery of the Securities and other assets of the Companies and compliance with the other requirements of this Section 22, the Custodian shall have no further duty or liability hereunder. Termination shall not affect any of the liabilities either party owes to the other arising under this Agreement prior to such termination.

Section 24.    REPRESENTATIONS AND WARRANTIES; COVENANTS

(a)         Representations of the Companies. Each Company represents and warrants to the Custodian that:

(i)          it has the power and authority to enter into and perform its obligations under this Agreement, and it has duly authorized and executed this Agreement so as to constitute its valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws and general principles of equity (whether considered in a suit at law or in equity); and

(ii)         in giving any instructions which purport to be Appropriate Instructions under this Agreement, each Company will act in accordance with the provisions of its certificate of incorporation and bylaws (or comparable governing documents) as well as any applicable laws and regulations.

(b)         Representations of the Custodian. The Custodian hereby represents and warrants to the Companies that:

(i)          it is a duly organized and validly existing national banking association in good standing under the laws of the United States and has the full corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement;

(ii)         it is a bank having the qualifications necessary to satisfy the requirements of Section 17(f) of the 1940 Act as of the date hereof and it shall confirm such qualifications in writing to the Companies upon the request of a Company;

(iii)        it has duly authorized the execution and delivery of this Agreement by all necessary action on its part, either in its individual capacity or as Custodian, so as to constitute its legal, valid and binding obligations, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws and general principles of equity (whether considered in a suit at law or in equity);

(iv)        its execution and delivery of this Agreement, performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which it is a party or by which it or any of its property is bound;

(v)         its execution and delivery of this Agreement, performance of the transactions contemplated hereby and fulfillment of the terms hereof will not conflict with or violate applicable law; and

(vi)        it has obtained approvals, authorizations, consents, orders or other actions of any person or governmental authority applicable to it, required in connection with the execution and delivery of this Agreement, the performance by it of the transactions contemplated hereby and the fulfillment by it of the terms.

(c)         Covenants of the Custodian:

(i)          The Custodian will comply in all material respects with applicable law.

(ii)         The Custodian will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a material adverse effect.

(iii)         The Custodian maintains and will continue to maintain physical and information security safeguards against the destruction, loss, theft or alteration of any confidential information of the Companies in the possession of the Custodian that will be no less rigorous than the greater of (i) the security Custodian applies to its own confidential information, (ii) commercially reasonable standards for institutions similar to the Custodian, or (iii) the requirements of applicable law and regulation. The Custodian will, at a minimum, update its policies to remain compliant with regulatory requirements. The Custodian will meet with one or more of the Companies, at their request, on an annual basis, and as otherwise reasonably requested by any Company, to discuss information security safeguards. If a Responsible Officer of the Custodian receives written notice or has actual knowledge that any Company’s confidential information has been accessed by or provided to an unauthorized person or otherwise compromised, the Custodian will notify the Companies as soon as reasonably practicable of the details of such violation, and will thereafter respond to a Company’s reasonable inquiries relating to such breach in accordance with the Custodian’s policies and procedures.

(iv)        The Custodian shall at all times employ a current version of a commercially available virus detection software program that employs regular updates to test the hardware and software applications used by it to deliver the services for the presence of any computer code designed to disrupt, disable, harm or otherwise impede the operation of such hardware or software. In the event of a cyber-attack that materially impacts the Custodian’s provision of services under this Agreement or compromises any confidential information or other information or data of any Company, the Custodian will notify the Companies as soon as reasonably practicable of the details of such attack, and will thereafter respond to a Company’s reasonable inquiries relating to such attack in accordance with the Custodian’s policies and procedures.

Section 25.     MISCELLANEOUS

(a)          This Agreement shall extend to and bind the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Companies without the written consent of the Custodian, or by the Custodian without the written consent of the Companies. This Agreement shall remain in full force and effect until it is terminated in accordance with Section 22 hereunder. The parties hereto shall not be bound by any modification, amendment, termination, cancellation, recission or supersession of this Agreement unless the same shall be in writing and signed by the parties hereto provided that Schedule A and Schedule B may be amended (i) to remove any Subsidiary and its respective Custody Account to the extent this Agreement has terminated with respect to such Subsidiary or (ii) to add any new Subsidiary and its respective Custody Account that is added to this Agreement pursuant to Section 25(b) below. Notwithstanding the foregoing, any organization or entity into which the Custodian may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the

Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

(b)          On or after the date hereof, Schedule A and Schedule B to this Agreement may be amended to add one or more additional Subsidiaries with the consent of the Custodian, Eagle Point and the applicable Subsidiary, but without the consent of any existing Subsidiaries. Upon the amendment of Schedule A and Schedule B hereto to add such additional Subsidiaries and its respective Custody Account, such Subsidiary shall be a party to this Agreement for all purposes hereof.

(c)          This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent such laws are inconsistent with federal securities laws, including the 1940 Act. The Custodian and the Companies hereby consent to the non-exclusive jurisdiction of a state or federal court situated in the City of New York, New York, in connection with any dispute arising hereunder.

(d)          The captions inserted herein are for convenience of reference and shall not affect, in any way, the meaning or interpretation of this Agreement.

(e)          Neither the Companies nor Custodian shall be deemed responsible if it fails to perform any services as a result of one or more of the following causes: (i) the failure to receive Appropriate Instructions; (ii) interruptions or delays affected by information or communications systems; (iii) exchange or market rulings, disruptions in orderly trading on any exchange or market caused by market volatility or trading volume; (iv) suspension of trading; (v) computer, or operational system failures; (vi) “Acts of God”; (vii) any outbreak or escalation of hostilities, war, terrorism, riots, or civil disorders in any country; or (viii) other unusual circumstances not reasonably within the control of either party. The foregoing notwithstanding, the Custodial shall be absolved from liability under subsections (ii) and (v) above only if the Custodian has implemented and has in effect a business continuity/disaster recovery plan and backup systems that are customary in the industry.

(f)          Notwithstanding anything herein to the contrary, under no circumstances shall the Custodian be obligated to bring legal action or institute proceedings against any person on behalf of the Companies.

(g)          All service and performance standards are based upon the Custodian’s receipt of Appropriate Instructions, including but not limited to, trade orders in good order and properly authorized.

(h)          Any delivery of physical Assets, including Certificated Securities, or any notices or other communications hereunder (including Appropriate Instructions delivered to the Custodian) shall be in writing and given at the addresses stated below, by prepaid first class mail, overnight courier or facsimile.

If to the Companies:

EP Income Company LLC

c/o Eagle Point Income Management LLC

20 Horseneck Lane

Greenwich, CT 06830

Attn: Operations

Fax: 203-340-8537

Email: confirm@eaglepointcredit.com; konorio@eaglepointcredit.com

If to the Custodian:

Wells Fargo Bank, N.A.
Corporate Trust Services Division
9062 Old Annapolis Rd.
Columbia, Maryland 21045
Attn: CDO Trust Services— EP Income Company LLC
Email: Ryan DeRose

(i)          EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER TRANSACTION DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ITS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER TRANSACTION DOCUMENT.

(j)          The Companies acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, the Custodian in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Custodian. The Companies hereby agree that it shall provide the Custodian with such information as it may request including, but not limited to, the Company’s name, physical address, tax identification number and other information that will help the Custodian to identify and verify the Company’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

(k)          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Facsimile signatures and signature pages provided in the form of a “pdf” or similar imaged document transmitted by electronic mail shall be deemed original signatures for all purposes hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

EP INCOME COMPANY LLC

By:	/s/ Kenneth Onorio
Name: Kenneth Onorio
Title: CFO

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Custodian

By:	/s/ Sean Cheramie
Name: Sean Cheramie
Title: Assistant Vice President